UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2021

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 29, 2021. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of ten directors

				Broker Non-
Name	Votes For	Votes Against	Abstentions	Votes
E. Spencer Abraham	182,138,037	14,457,895	126,961	13,887,949
Antonio Carrillo	195,653,849	937,444	131,600	13,887,949
Matthew Carter, Jr.	195,430,077	1,159,479	133,337	13,887,949
Lawrence S. Coben	189,193,638	7,398,311	130,944	13,887,949
Heather Cox	195,788,531	869,528	64,834	13,887,949
Elizabeth B. Donahue	196,268,819	389,100	64,974	13,887,949
Mauricio Gutierrez	194,988,821	1,608,756	125,316	13,887,949
Paul W. Hobby	154,893,661	41,695,898	133,334	13,887,949
Alexandra Pruner	195,917,138	735,447	70,308	13,887,949
Anne C. Schaumburg	189,111,840	7,544,372	66,681	13,887,949
Thomas H. Weidemeyer	189,297,123	7,294,729	131,041	13,887,949

With respect to the foregoing Proposal 1, all eleven directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
190,796,551	5,734,338	192,004	13,887,949

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2021 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
208,328,630	2,221,907	60,305	-

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

Dated: May 4, 2021

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